Exhibit 10.1

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this "Second Amendment") is made and entered into effective as of July 1, 2016, by and between GOOGLE INC., a Delaware corporation ("Landlord"), and QUOTIENT TECHNOLOGY INC., a Delaware corporation f/k/a Coupons.com Incorporated ("Tenant").

R E C I T A L S

A.BP MV Technology Park LLC, a Delaware limited liability company (“Original Landlord”) and Tenant (then known as “Coupons.com Incorporated”) entered into that certain Office Lease dated as of December 22, 2010 (the “Original Lease”), as amended by that certain (i) Notice of Lease Term Dates dated as of January 11, 2011 (the “First Notice”), between Original Landlord (by Boston Properties, L.P.) and Tenant, (ii) First Amendment to Lease dated as of May 31, 2012 (the “First Amendment”), between Original Landlord and Tenant,  (iii) Notice of Lease Term Dates dated January 7, 2013 (the “500 Notice”), pertaining to the 500 Building (as defined in the First Amendment), between Original Landlord (by Boston Properties, L.P.) and Tenant, and (iv) Notice of Lease Term Dates dated January 7, 2013 (the “510 Notice”) pertaining to the 510 Building (as defined in the First Amendment), between Original Landlord (by Boston Properties, L.P.) and Tenant.

B.The Original Lease, First Notice, First Amendment, 500 Notice and 510 Notice are collectively referred to herein as the "Lease".

C.Landlord has succeeded to interests of Original Landlord as landlord under the Lease.

D.Pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain premises containing approximately 66,163 rentable square feet and consisting of the following (collectively, the “Existing Premises”):  (i) the 500 Building (also referred to herein as the “Reduction Premises”); (ii) the 510 Building (as defined in the First Amendment); and (iii) the 520 Building (as defined in the First Amendment).  The 510 Building and the 520 Building collectively contain approximately 48,913 rentable square feet and shall be collectively referred to herein as the “Remaining Premises”.

E.Landlord and Tenant now desire to amend the Lease in certain respects, including to (i) reduce the Existing Premises by the Reduction Premises, (ii) extend the Lease Term with respect to the Remaining Premises, and (iii) otherwise modify the Lease, all upon the terms and conditions hereinafter set forth.

F.All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Termination of Reduction Premises.  Landlord and Tenant hereby agree that effective as of 12:00 midnight on December 31, 2016 (the "Reduction Premises Expiration Date"), the Lease (as amended hereby) with respect to the Reduction Premises, only, shall expire in accordance with its terms.  Tenant covenants to surrender and deliver exclusive possession of the Reduction Premises to Landlord on or prior to the Reduction Premises Expiration Date in the condition set forth in Section 11 below, at Tenant’s sole cost and expense.  If Tenant does not surrender and deliver exclusive possession of the Reduction Premises to Landlord in such condition on or before the Reduction Premises Expiration Date, then the holdover provisions of Article 16 of the Original Lease shall apply with respect thereto.  Effective immediately after the Reduction Premises Expiration Date, the Existing Premises leased by Tenant from Landlord pursuant to the Lease (as amended hereby) shall no longer include the Reduction Premises, and for all purposes under the Lease (as amended hereby) the "Premises" shall consist of the Remaining Premises, only, containing approximately 48,913 rentable square feet.  Notwithstanding the termination of the Lease (as amended hereby) with respect to the Reduction Premises as provided herein or any provision of this Second Amendment to the contrary, Tenant shall remain liable for:  (i) all of Tenant's obligations under the Lease (as amended hereby) with respect to the Reduction Premises arising prior to and including the Reduction Premises Expiration Date, including, without limitation, the obligation under the Lease to pay for any reconciliation of Tenant's Share of the Building Direct Expenses with respect to the Reduction Premises (whether or not Tenant is first billed for such amounts prior to or after the Reduction Premises Expiration Date); and (ii) all of Tenant's indemnification and other obligations with respect to the Reduction Premises which expressly survive termination of the Lease (as amended hereby).

2.Extension of Term.  The Lease Term, which is currently scheduled to expire on the Reduction Premises Expiration Date, is hereby extended with respect to the Remaining Premises, only, for a period of thirty-six (36) months (the "Extended Term") commencing on January 1, 2017 (the "Extended Term Commencement Date") and expiring on December 31, 2019 (the "Extended Term Expiration Date"), unless sooner terminated as provided in the Lease (as amended hereby).

3.Base Rent.  During the Extended Term, the annual Base Rent (and monthly installments thereof) payable by Tenant for the Remaining Premises shall be as set forth in the following schedule:

Period of Extended Term	Annual Base Rent	Monthly Base Rent	Monthly Base Rent Rate per Rentable Square Foot of the Remaining Premises
01/01/17 – 12/31/17	$1,966,302.60	$163,858.55	$3.35
01/01/18 – 12/31/18	$2,024,998.20	$168,749.85	$3.45
01/01/19 – 12/31/19	$2,083,693.80	$173,641.15	$3.55

4.Tenant's Share.  For purposes of determining Tenant's Share of Building Direct Expenses for the Remaining Premises during the Extended Term:  (i) Tenant’s Share with respect to the 510 Building shall continue to be one hundred percent (100%) of the 510 Building (17.1594% of the Project); and (ii) Tenant’s Share with respect to the 520 Building shall continue to be one hundred percent (100%) of the 520 Building (18.9978% of the Project).  Section 6 of the Summary and Section 4.2.8 of the Original Lease (as previously amended by Section 6 of the First Amendment) are hereby further amended accordingly.

5.Condition of the Premises.  Except for those obligations of Landlord expressly set forth in the Lease, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the Existing Premises, and Tenant shall accept the Remaining Premises in its "AS IS" condition as of the Extended Term Commencement Date.

6.Parking.  Effective from and after the Extended Term Commencement Date, Section 5 of the Summary attached to the Original Lease (as previously amended by Section 10 of the First Amendment) shall be further amended by deleting the words “Two Hundred Thirty-Two (232) unreserved parking spaces (i.e., 3.5 unreserved parking spaces for every 1,000 rentable square feet of the Premises)” and replacing them with the following:  “One Hundred Seventy-One (171) unreserved parking spaces (i.e., 3.5 unreserved parking spaces for every 1,000 rentable square feet of the Premises)”.

7.Outdoor Seating Area.  Effective from and after the Reduction Premises Expiration Date, Tenant shall continue to have the non-exclusive right to use the seating area adjacent to the 510 Building and the Reduction Premises, including all of the existing outdoor furniture (the “Outdoor Furniture”) currently located in such area, as shown on Exhibit A attached hereto and incorporated herein. Landlord acknowledges that the Outdoor Furniture currently located in the area adjacent to the 510 Building and the Reduction Premises is owned by Tenant, shall remain the property of Tenant during the Extended Term and that Landlord shall permit Tenant to leave the Outdoor Furniture in such seating area during the Extended Term. Upon the expiration or early termination of the Extended Term, Tenant shall remove the Outdoor Furniture.

8.Tenant Notice Address.  Effective from and after the date of this Second Amendment, Tenant’s address for Notices under the Lease (as amended hereby) (as originally set forth in Section 9 of the Summary of the Lease), is hereby revised to be as follows:

Quotient Technology Inc.
400 Logue Avenue
Mountain View, CA 94043
Attention:	Gerry Rice
VP Finance and Operational Excellence

and to:

Quotient Technology Inc.
400 Logue Avenue
Mountain View, CA 94043
Attention:	Connie Chen, Esq.

9.Landlord’s Notice and Payment Addresses.  Effective from and after the date of the mutual execution and delivery of this Second Amendment, Landlord's address for Notices under the Lease (as amended hereby) (as originally set forth in Article 28 of the Original Lease), is hereby revised to be as follows:

Google Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:	Lease Administration

With a copy to:

Google Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:	Legal/RE Matters

In addition, Landlord's address for Tenant's remittance of Rent payments under the Lease (as amended hereby) (as originally set forth in Section 3.1 of the Original Lease) is hereby revised to be as follows:

Google Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:	Lease Administration

10.Surrender of Premises by Tenant.  On or before the Reduction Premises Effective Date, Tenant shall surrender possession of the Reduction Premises (i) with all furniture, information technology equipment and racks, audio-visual equipment, counter-top kitchen appliances (but excluding all built-in and affixed kitchen appliances, cabling and wiring and all other non-affixed personal property removed from the Reduction Premises, and (ii) otherwise in the condition required pursuant to Section 15.2 of the Original Lease, which requires the Premises to be surrendered in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord under the Original Lease and damage by casualty or condemnation excepted.

11.Miscellaneous Modifications.  Effective from and after the date of the mutual execution and delivery of this Second Amendment, (i) Sections 1.2 and 2.3 of the Original Lease and Section 9 of the First Amendment shall all be deleted and of no further force or effect, (ii) the following shall be added between “and not as an Operating Expense” and “)” in the first (1st) sentence of Section 7.2.1 of the Original Lease:  “, and Landlord shall not be required to amortize such costs as described in fourth (4th) sentence of this Section 7.2.1”; and (iii) the parties that Tenant is required to add as additional insureds to its commercial general liability insurance, auto insurance, and additional liability insurance policies pursuant to Section 10.7 of the Original Lease shall hereafter be as follows:  “Google Inc. and its affiliates and their officers, directors, shareholders, employees, agents and assignees.”

12.Brokers.  Landlord and Tenant each hereby represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than CBRE, Inc., representing Landlord, and Jones Lang LaSalle Americas, Inc., representing Tenant (collectively, the "Brokers"), and that it knows of no real estate broker or agent other than the Brokers who is entitled to a commission in connection with this Second Amendment.  Landlord shall pay the Brokers a commission in connection with this Second Amendment pursuant to a separate commission agreement or agreements entered into between and/or among Landlord and the Brokers.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Second Amendment on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

13.CASp Inspection.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Existing Premises has not undergone inspection by a Certified Access Specialist (CASp).

14.Counterparts.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Second Amendment.

15.No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Second Amendment has been entered into as of the day and year first above written.

"LANDLORD"	GOOGLE INC.,
a Delaware corporation

	By:	/s/ David Radcliffe
	Name:	David Radcliffe
	Title:	VP. Real Estate

"TENANT"	QUOTIENT TECHNOLOGY INC., a Delaware
corporation f/k/a Coupons.com Incorporated

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, this Second Amendment has been entered into as of the day and year first above written.

"LANDLORD"	GOOGLE INC.,
a Delaware corporation

By:
Name:
Title:

"TENANT"	QUOTIENT TECHNOLOGY INC., a Delaware
corporation f/k/a Coupons.com Incorporated

	By:	/s/ Connie Chen
		Name:	Connie Chen
		Title:	General Counsel

Exhibit A

Tenant’s Non-Exclusive Use Outdoor Seating Area